UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 5, 2019

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35761	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 2nd Avenue S. Saint Petersburg, FL		33701
(Address of principal executive offices)		(Zip Code)

(727) 895-7737
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	UIHC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 22, 2020, the Board of Directors of United Insurance Holdings Corp. (the "Company") adopted an amendment and restatement of the Company's bylaws (the "Amended and Restated Bylaws"), including the amendments described below. The amendments described below became effective on November 5, 2019, except for the amendment related to the voting standard for matters other than the election of directors, which became effective on April 22, 2020.

Amendment Related to Voting Standards

•
Provides in Article II, Section 6, that the stockholder voting standard for matters other than the election of directors is the vote of a majority of the shares represented in person or by proxy and entitled to vote for such matter, consistent with the Company’s certificate of incorporation.

Amendments Related to Meetings of Stockholders and Actions by Written Consent

•
Adds a new advance notice provision in Article II, Section 11, which provides that stockholders may make nominations of candidates for election as directors or bring other business before an annual or special meeting of stockholders, subject to the information, timing and other requirements set forth therein.

•
Modifies the provision addressing special meetings of stockholders in Article II, Section 3 to allow holders of at least a majority of the Company’s outstanding shares of common stock to request that the Secretary call a special meeting of stockholders, as long as such shares have been owned of record continuously for a period of at least one year prior to the date of the request and subject to the information, timing and other requirements set forth therein. Prior to this modification, the special meeting provision did not include the continuous ownership requirement and certain other requirements set forth in Article II, Section 3.

•
Modifies the provision addressing stockholder action by written consent in Article II, Section 9 to require (among other things) that stockholders seeking action by written consent: (i) request that the Board of Directors set a record date, (ii) disclose the text of the action proposed to be taken, and (iii) own at least 25% of all outstanding shares of the Company’s common stock. Prior to this modification, stockholders could act by written consent of the holders of shares having at least the minimum number of votes required to authorize the action at a meeting at which all shares entitled to vote were present and voted.

Amendments Related to Removal of Directors and Advancement of Expenses

•	Eliminates the ability of directors to be removed for cause by the Board of Directors.

•
Adds a new provision in Article III, Section 5, which provides that directors may be removed for cause only by the vote of the holders of a majority of the outstanding shares of common stock of the Company.

•
Modifies the advancement of expenses provision in Article VIII, Section 5 to provide for the mandatory advancement of expenses for directors and officers. Prior to such modification, the advancement of expenses for directors and officers was permissive.

Designation of Exclusive Forum

•
Adds a new exclusive forum provision in Article X to designate courts located in Delaware as the exclusive forum for derivative actions or proceedings brought on behalf of the Company, fiduciary duty claims, claims against the Company or any of its directors, officers or employees arising pursuant to the Delaware General Corporation Law or the Company’s governing documents, and internal affairs claims arising under Delaware law.

The Amended and Restated Bylaws also include a number of other immaterial modifications intended to remove legacy provisions, update various provisions in light of statutory requirements and to provide clarification and consistency. The foregoing description of the amendments in the Amended and Restated Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of United Insurance Holdings Corp. effective April 22, 2020

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.
April 23, 2020	By:	/s/ B. Bradford Martz
B. Bradford Martz, Chief Financial Officer (principal financial officer and principal accounting officer)